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                                                                    EXHIBIT 99.3

                  [AMERICAN APPRAISAL CHINA LIMITED LETTERHEAD]


June 4, 2007

Yingli Green Energy Holding Company Limited
No. 3055, Middle Fuxing Road
Baoding, China

Dear Sirs,

CONSENT OF INDEPENDENT APPRAISER

We hereby consent to the references to our name, valuation methodologies, assumptions and value conclusions for accounting purposes, with respect to our appraisal reports for valuation of the warrant in connection with Series A Preferred Shares as of September 28, 2006, warrants issued to Series B Preferred Shares Investors as of December 20, 2006, employee stock option as of December 31, 2006, non vested shares granted to officers and directors as of January 19, 2007, and intangible assets of Baoding Tianwei Yingli New Energy Resources Co., Ltd. for purchase price allocation as of November 20, 2006 and December 18, 2006, all dated March 30, 2007, in the Registration Statement on Form F-1 (together with any amendments thereto, the "Registration Statement") to be filed by Yingli Green Energy Holding Company Limited with the U.S. Securities and Exchange Commission. We also hereby consent to the filing of this letter as an exhibit to the Registration Statement and classification as an expert under
Section 11(a)(4) of the Securities Act of 1933, as amended.




                                           Yours faithfully,


                                           /S/ AMERICAN APPRAISAL CHINA LIMITED